SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    November 12, 2003

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

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Item 5.    Other Events.

On November 12, 2003, WorldCom, Inc., d/b/a MCI (the “Company”) issued a press release announcing that the Company intends to seek a buyer for its 19.26 percent economic interest and 51.79 percent voting interest in Embratel Participações S.A. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 12, 2003

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company’s bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. Other factors that may cause actual results to differ materially from management’s expectations include economic uncertainty; the effects of vigorous competition, including price competition; the impact of technological change on our business, alternative technologies and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company’s filings with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC.

(Registrant)

By:         /s/    ANASTASIA KELLY

Name:	Anastasia Kelly
Title:	Executive Vice President and General Counsel

Dated:    November 14, 2003

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 12, 2003